                                                                  Exhibit (g)(1)


                                    EXHIBIT A
                          AS AMENDED_____________,2001

                                   PORTFOLIOS
                                   ----------



-        KENSINGTON STRATEGIC REALTY FUND
-        KENSINGTON SELECT INCOME FUND